EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Accelerated Acquisitions XVII, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The amendment number 3 to the annual report on Form 10-K for the fiscal year ended September 30, 2013 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 26, 2014

/s/ Timothy J. Neher
Timothy J. Neher
Principal Executive Officer and
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to ACCELERATED ACQUISITIONS XVII INC. and will be retained by ACCELERATED ACQUISITIONS XVII, INC. and furnished to the Securities and Exchange Commission or its staff upon request.